UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 and 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2011
HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-1204	13-4921002

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)
(Registrant’s Telephone Number, Including Area Code): (212) 997-8500
(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 14, 2011 (the “Effective Date”), Hess Corporation (the “Registrant”) and certain wholly-owned subsidiaries entered into a five-year credit agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provides for the extension of credit to the Registrant by the lenders thereunder in the form of committed revolving loans or uncommitted competitive loans, by the swingline lender thereunder in the form of swingline loans (in an amount not to exceed $400 million) and by issuing banks thereunder in the form of letters of credit, in an aggregate amount of up to $4 billion (the “Revolving Credit Facility”), each at the applicable interest rates specified in the Credit Agreement. The Registrant may request increases in the commitments under the Revolving Credit Facility of up to $1 billion. The Credit Agreement expires on April 14, 2016, unless earlier terminated or extended in accordance with its terms.
The Credit Agreement replaces the Registrant’s existing $3 billion five-year credit agreement dated as of December 10, 2004, as amended and restated as of May 12, 2006, among the Registrant, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2006 Credit Agreement”), which was terminated on the Effective Date.
The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Total Consolidated Debt to Total Capitalization (as such terms are defined in the Credit Agreement) of the Registrant and its consolidated subsidiaries to 0.625 to 1.000, and customary events of default.
Three of the Registrant’s wholly-owned subsidiaries, Hess Oil and Gas Holdings Inc., Hess Oil Virgin Islands Corporation and Hess International Holdings Limited, and such additional subsidiaries as may be added as borrowing subsidiaries as provided in the Credit Agreement, may borrow and request letters of credit up to the full amount of the commitment, with all such extensions of credit being guaranteed by the Registrant.
Many of the lenders under the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Registrant or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Registrant, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The description of the 2006 Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the description of the 2006 Credit Agreement in the Registrant’s Current Report of Form 8-K filed on May 17, 2006 and the complete text of the

2006 Credit Agreement, filed as Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1	Credit Agreement dated as of April 14, 2011 among Hess Corporation, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011
HESS CORPORATION
	By:	/s/ John P. Rielly
		Name:	John P. Rielly
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of April 14, 2011 among Hess Corporation, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.